Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jason Fredette, Director, Investor Relations
(617) 796-8320

Select Income REIT Announces Second Quarter Results

Generates Normalized FFO of $0.72 Per Share

Increases Rental Rates for New and Renewal Leases by 21% and Hawaii Rent Resets by 30.9%

Increases Occupancy to 96.1% and Acquires Two Properties for $208 Million

Newton, MA (July 28, 2014): Select Income REIT (NYSE: SIR) today announced financial results for the quarter and six months ended June 30, 2014.

David Blackman, President and Chief Operating Officer of SIR, made the following statement:

“Select Income REIT generated solid results across the board in the second quarter, reporting increased occupancy, while also maintaining its track record of strong double digit leasing/rent reset increases in Hawaii. Additionally, we acquired two mainland properties and better positioned the company for continued growth by substantially lowering leverage through our May 2014 equity offering.”

Results for the Quarter Ended June 30, 2014:

Normalized funds from operations, or Normalized FFO, for the quarter ended June 30, 2014 were $39.2 million, or $0.72 per share, compared to Normalized FFO for the quarter ended June 30, 2013 of $30.4 million, or $0.77 per share. Net income was $30.2 million, or $0.56 per share, for the quarter ended June 30, 2014, compared to $22.8 million, or $0.58 per share, for the same quarter last year.  The decline in Normalized FFO per share and net income per share for the quarter ended June 30, 2014 primarily resulted from the increase in SIR’s weighted average number of common shares outstanding from 39.3 million for the quarter ended June 30, 2013 to 54.2 million for the quarter ended June 30, 2014, which was partially offset by increases in Normalized FFO and net income from recent acquisitions and positive leasing/rent resets at SIR’s Hawaii properties.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

A reconciliation of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to FFO, and Normalized FFO and of NOI to net income determined in accordance with GAAP for the quarters ended June 30, 2014 and 2013 appears later in this press release.

Results for the Six Months Ended June 30, 2014:

Normalized funds from operations, or Normalized FFO, for the six months ended June 30, 2014 were $75.6 million, or $1.45 per share, compared to Normalized FFO for the six months ended June 30, 2013 of $60.5 million, or $1.54 per share. Net income was $55.3 million, or $1.06 per share, for the six months ended June 30, 2014, compared to $45.4 million, or $1.16 per share, for the six months ended June 30, 2013. The decline in Normalized FFO per share and net income per share for the six months ended June 30, 2014 primarily resulted from the increase in SIR’s weighted average number of common shares outstanding from 39.3 million for the six months ended June 30, 2013 to 52.0 million for the six months ended June 30, 2014, which was partially offset by an increase in Normalized FFO and net income from recent acquisitions and positive leasing/rent resets at SIR’s Hawaii properties.

A reconciliation of net income determined in accordance with GAAP to FFO, and Normalized FFO and of NOI to net income determined in accordance with GAAP for the six months ended June 30, 2014 and 2013 appears later in this press release.

Occupancy and Leasing Results:

SIR entered into new leases for approximately 91,000 square feet and lease renewals for approximately 148,000 square feet during the quarter ended June 30, 2014, which resulted in combined weighted average rental rates that were approximately 21.0% higher than prior rents for the same space.  The weighted average lease term for leases entered into during the second quarter of 2014 was 7.0 years.  Commitments for tenant improvements, leasing commission costs and concessions for leases entered into during the quarter ended June 30, 2014 totaled approximately $647,000, or approximately $0.39 per square foot per year of the weighted average lease term.  All leasing activity during the quarter ended June 30, 2014 occurred at SIR’s Hawaii properties.

During the quarter ended June 30, 2014, SIR also completed 11 rent resets at properties located in Hawaii for approximately 721,000 square feet of land at combined weighted average reset rates that were approximately 30.9% higher than prior rates.

As of June 30, 2014, 96.1% of SIR’s total rentable square feet was leased, compared to 95.5% leased as of June 30, 2013, and 95.7% leased as of March 31, 2014. Occupancy for properties owned continuously since April 1, 2013 increased to 95.8% at June 30, 2014 from 95.5% at June 30, 2013. Same property NOI increased 1.1% during the three months ended June 30, 2014, largely as a result of rent resets and leasing activity in Hawaii since July 1, 2013.

Recent Investment Activities:

Since April 1, 2014, SIR has acquired two properties with approximately 987,000 of combined square feet for an aggregate purchase price of $207.9 million, excluding closing costs:

•                  As previously announced, in April 2014, SIR acquired a single tenant, net leased office property located in Naperville, IL with approximately 820,000 rentable square feet.  This property was acquired and simultaneously leased back to an affiliate of the seller in a sale and leaseback transaction.  The property was acquired for a purchase price of $187.5 million, excluding closing costs, and is 100% leased to Tellabs, Inc. for an initial lease term of 15.0 years. Tellabs, Inc., which together with its affiliates is the second largest optical networking business in the United States, is utilizing this property as its corporate headquarters.

•                  As previously announced, also in April 2014, SIR acquired a single tenant, net leased office/warehouse property located in Mahwah, NJ with approximately 167,000 rentable square feet.  The property was acquired for a purchase price of $20.4 million, excluding closing costs, and is 100% leased to The NET-A-PORTER Group LLC for a remaining lease term of 9.1 years.  The property serves as The NET-A-PORTER Group LLC North American headquarters and distribution center.

Financing Activities:

During the second quarter 2014, SIR sold 10,000,000 common shares in a public offering at a price of $29.00 per share for net proceeds of approximately $277.4 million. The net proceeds from this offering were used to partially repay amounts outstanding under SIR’s revolving credit facility and for general business purposes.

Conference Call:

On Monday, July 28, 2014, at 1:00 p.m. Eastern Time, President and Chief Operating Officer David Blackman and Treasurer and Chief Financial Officer John Popeo will host a conference call to discuss SIR’s second quarter 2014 financial results.

The conference call telephone number is (800) 230-1074. Participants calling from outside the United States and Canada should dial (612) 234-9959. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Monday, August 4, 2014. To access the replay, dial (320) 365-3844. The replay pass code is 332240.

A live audio webcast of the conference call will also be available in a listen-only mode on the company’s website, which is located at www.sirreit.com. Participants wanting to access the webcast should visit the company’s website about five minutes before the call. The archived webcast will be available for replay on the company’s website after the call for about one week after the call. The transcription, recording and retransmission in any way of SIR’s second quarter conference call are strictly prohibited without the prior written consent of SIR.

Supplemental Data:

A copy of SIR’s Second Quarter 2014 Supplemental Operating and Financial Data is available for download at SIR’s website, www.sirreit.com.  SIR’s website is not incorporated as part of this press release.

SIR is a real estate investment trust, or REIT, which owns and invests in properties that are primarily net leased to single tenants.  As of June 30, 2014, SIR owned 50 properties (280 buildings, leasable land parcels and easements) with a total of approximately 27.0 million square feet located in 21 states, including 11 properties (229 buildings, leasable land parcels and easements) with approximately 17.8 million square feet which are primarily leasable industrial and commercial lands located on the island of Oahu, HI.  SIR is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SIR’s operating results and financial condition and for an explanation of SIR’s calculation of NOI, FFO and Normalized FFO.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SIR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, SIR IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SIR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE, THIS PRESS RELEASE STATES THAT:

•                  SIR MAINTAINED IN THE 2014 SECOND QUARTER ITS TRACK RECORD OF STRONG DOUBLE DIGIT LEASING/RENT RESET INCREASES IN HAWAII.  THIS MAY IMPLY THAT SIR WILL CONTINUE TO REALIZE SIMILAR INCREASES IN THE FUTURE.  HOWEVER, THERE CAN BE NO ASSURANCE THAT REVENUES FROM SIR’S HAWAII PROPERTIES WILL INCREASE AS A RESULT OF FUTURE RENT RESETS OR LEASE RENEWALS.  THE NUMBER OF SCHEDULED RENT RESETS MAY BE LESS IN THE FUTURE THAN IT HAS BEEN IN THE PAST.  ALSO, FUTURE RESET RENTS MAY NOT INCREASE AS MUCH AS PAST RENT RESETS AND COULD DECREASE.

•                  SIR BETTER POSITIONED ITSELF FOR CONTINUED GROWTH BY SUBSTANTIALLY LOWERING LEVERAGE THROUGH ITS MAY 2014 EQUITY OFFERING.  THERE CAN BE NO ASSURANCE THAT SIR WILL BE ABLE TO LOCATE, FINANCE AND CLOSE FUTURE ACQUISITIONS WHICH WILL BE ACCRETIVE TO SIR SHAREHOLDERS.

THE INFORMATION CONTAINED IN SIR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN SIR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SIR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN SIR’S FORWARD LOOKING STATEMENTS. SIR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SIR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Select Income REIT

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenues:
Rental income	$48,465	$38,706	$93,528	$76,164
Tenant reimbursements and other income	8,092	7,240	16,057	13,642
Total revenues	56,557	45,946	109,585	89,806

Expenses:
Real estate taxes	5,483	5,159	10,935	9,785
Other operating expenses	4,502	3,852	9,029	7,100
Depreciation and amortization	10,495	7,295	19,789	13,960
Acquisition related costs	136	156	374	689
General and administrative	2,198	2,957	7,374	5,676
Total expenses	22,814	19,419	47,501	37,210

Operating income	33,743	26,527	62,084	52,596

Interest expense (including amortization of debt premiums and deferred financing fees of $399, $385, $804 and $721, respectively)	(3,634)	(3,779)	(6,992)	(7,252)
Gain on early extinguishment of debt	—	—	243	—
Income before income tax expense and equity in earnings of an investee	30,109	22,748	55,335	45,344
Income tax expense	(19)	(40)	(90)	(80)
Equity in earnings of an investee	118	79	21	155
Net income	$30,208	$22,787	$55,266	$45,419

Weighted average common shares outstanding	54,178	39,288	52,021	39,285

Net income per common share	$0.56	$0.58	$1.06	$1.16

Select Income REIT

Funds from Operations and Normalized Funds from Operations(1)

(amounts in thousands, except per share data)

(unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2014	2013	2014	2013

Net income		$30,208	$22,787	$55,266	$45,419
Plus:	depreciation and amortization	10,495	7,295	19,789	13,960
FFO		40,703	30,082	75,055	59,379
Plus:	acquisition costs	136	156	374	689
Plus:	estimated business management incentive fees (2)	(1,611)	196	427	393
Less:	gain on early extinguishment of debt	—	—	(243)	—
Normalized FFO		$39,228	$30,434	$75,613	$60,461

Weighted average common shares outstanding		54,178	39,288	52,021	39,285

Per common share
	FFO	$0.75	$0.77	$1.44	$1.51
	Normalized FFO	$0.72	$0.77	$1.45	$1.54

(1)       SIR calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to SIR. SIR’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because SIR excludes acquisition related costs, estimated business management incentive fees and gain on early extinguishment of debt.  SIR considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, operating income and cash flow from operating activities. SIR believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of its operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by SIR’s Board of Trustees when determining the amount of distributions to SIR’s shareholders. Other factors include, but are not limited to, requirements to maintain SIR’s status as a REIT, limitations in SIR’s revolving credit facility agreement and term loan agreement, the availability of debt and equity capital, SIR’s expectation of its future capital requirements and operating performance, and SIR’s expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SIR’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SIR’s needs. These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SIR’s Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SIR does.

(2)       Amounts represent estimated incentive fees under our business management agreement payable in SIR’s common shares after the end of each calendar year calculated: (i) prior to 2014 based on increases in annual FFO per share (as defined), and (ii) beginning in 2014 based upon common share total return. In calculating net income in accordance with GAAP, SIR recognizes estimated business management incentive fee expense each quarter.  Although SIR recognizes this expense each quarter for purposes of calculating net income, SIR does not include these amounts in the calculation of Normalized FFO until the fourth quarter, which is when the actual expense amount for the year is determined. The negative amount for this fee for the 2014 second quarter reflects the reversal recognized for that quarter of the amount by which the estimated 2014 incentive fee accrued as of March 31, 2014 exceeded the amount of that fee estimated as of June 30, 2014. Adjustments were made to prior period amounts to conform to the current period Normalized FFO calculation.

Select Income REIT

Calculation and Reconciliation of Property Net Operating Income(1)

(amounts in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Calculation of NOI:
Rental Income	$48,465	$38,706	$93,528	$76,164
Tenant reimbursements and other income	8,092	7,240	16,057	13,642
Real estate taxes	(5,483)	(5,159)	(10,935)	(9,785)
Other operating expenses	(4,502)	(3,852)	(9,029)	(7,100)
NOI	$46,572	$36,935	$89,621	$72,921

Reconciliation of NOI to Net Income:
NOI	$46,572	$36,935	$89,621	$72,921
Depreciation and amortization	(10,495)	(7,295)	(19,789)	(13,960)
Acquisition related costs	(136)	(156)	(374)	(689)
General and administrative	(2,198)	(2,957)	(7,374)	(5,676)
Operating income	$33,743	$26,527	$62,084	$52,596
Interest expense	(3,634)	(3,779)	(6,992)	(7,252)
Gain on early extinguishment of debt	—	—	243	—
Income tax expense	(19)	(40)	(90)	(80)
Equity in earnings (loss) of an investee	118	79	21	155
Net Income	$30,208	$22,787	$55,266	$45,419

(1)       SIR calculates NOI as shown above.  SIR defines NOI as income from its rental of real estate less property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions. SIR considers NOI to be an appropriate supplemental measure to net income because it may help both investors and management to understand the operations of SIR’s properties.  SIR uses NOI to evaluate individual and company wide property level performance, and SIR believes that NOI provides useful information to investors regarding its results of operations because it reflects only those income and expense items that are incurred at the property level and may facilitate comparisons of SIR’s operating performance between periods and with other REITs.  The calculation of NOI excludes certain components of net income in order to provide results that are more closely related to SIR’s properties’ results of operations. NOI does not represent cash generated by operating activities in accordance with GAAP, and should not be considered as an alternative to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as an indicator of SIR’s financial performance or liquidity, nor is this measure necessarily indicative of sufficient cash flow to fund all of SIR’s needs.  This measure should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SIR’s Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate NOI differently than SIR does.

Select Income REIT

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	June 30,	December 31,
	2014	2013
ASSETS
Real estate properties:
Land	$754,759	$732,509
Buildings and improvements	1,098,719	913,948
	1,853,478	1,646,457
Accumulated depreciation	(80,162)	(67,223)
	1,773,316	1,579,234

Acquired real estate leases, net	125,571	129,426
Cash and cash equivalents	20,804	20,025
Restricted cash	42	42
Rents receivable, net of allowance for doubtful accounts of $1,100 and $936, respectively	59,557	55,335
Deferred leasing costs, net	6,024	5,599
Deferred financing costs, net	3,845	4,834
Other assets	7,732	7,364
Total assets	$1,996,891	$1,801,859

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$74,000	$159,000
Term loan	350,000	350,000
Mortgage notes payable	19,103	27,147
Accounts payable and accrued expenses	19,107	20,655
Assumed real estate lease obligations, net	27,020	26,966
Rents collected in advance	9,043	8,637
Security deposits	10,217	8,359
Due to related parties	2,098	2,404
Total liabilities	510,588	603,168

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $0.01 par value: 75,000,000 shares authorized, 59,888,823 and 49,829,541 shares issued and outstanding, respectively	599	498
Additional paid in capital	1,439,958	1,160,894
Cumulative net income	199,609	144,343
Cumulative other comprehensive income (loss)	16	(25)
Cumulative common distributions	(153,879)	(107,019)
Total shareholders’ equity	1,486,303	1,198,691
Total liabilities and shareholders’ equity	$1,996,891	$1,801,859

(END)